UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2021

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section l2(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FCAP	The NASDAQ Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

First Capital, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 26, 2021. Matters voted upon were: (1) election of four directors of one class of the Company’s Board of Directors to serve for three years and until the election and qualification of their successors; (2) ratification of the appointment of Monroe Shine & Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and (3) approval of a non-binding advisory proposal on Executive Compensation. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number:

1.	Election of four members of one class of the Company’s Board of Directors to serve for three years and until the election and qualification of their successors:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Kathryn W. Ernstberger	1,581,655	74,132	11,882	919,633
William I. Orwick, Sr.	1,509,211	147,855	10,603	919,633
Jill S. Saegesser	1,582,107	24,581	60,981	919,633
Carolyn E. Wallace	1,533,885	75,458	58,326	919,633

2.	Ratification of the appointment of Monroe Shine & Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

For	Against	Abstentions	Broker Non-Votes
2,573,971	6,882	6,449	0

3.	Approval of a non-binding advisory proposal on Executive Compensation.

For	Against	Abstentions	Broker Non-Votes
1,529,236	90,788	47,644	919,633

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: June 2, 2021	By:	/s/ Michael C. Frederick
Name: Michael C. Frederick
Title: Executive Vice President and Chief Financial Officer

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